  EX-33.1
(logo) KeyBank
Real Estate Capital

MANAGEMENT'S ASSERTION ON
COMPLIANCE WITH REGULATION AB CRITERIA

KeyCorp Real Estate Capital Markets, Inc. (the "Asserting Party") is
responsible for assessing compliance for the transactions listed on Attachment
A for the period January 1, 2011 through December 31, 2011 (the "Reporting
Period"), with the servicing criteria set forth in Title 17, Section
229.1122(d) of the Code of Federal Regulations (the "CFR"), except for the criteria set forth in Sections 229.1122(d)(3)(i) - (iv) which the Asserting
Party has concluded are not applicable to the servicing of the transactions listed on Attachment A, backed by commercial real estate mortgage loans and serviced by the Asserting Party (the "Applicable Servicing Criteria"). Although
the Asserting Party is responsible for assessing compliance with Sections
229.1122 (d)(1)(ii) and 229.1122 (d)(1)(iii) of Regulation AB, there were no servicing activities performed by the Asserting Party during the year ended
December 31, 2011 that required these servicing criteria to be complied with.

The Asserting Party has assessed compliance with the Applicable Servicing
Criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria for the transactions listed on Attachment A backed by commercial mortgages serviced by the Asserting Party.

Ernst & Young LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable
Servicing Criteria for the Reporting Period as set forth in this assertion.

KeyCorp Real Estate Capital Markets, Inc.

By: /s/ Bryan Nitcher
    Bryan Nitcher
    Senior Vice President

    /s/ Clark Rogers
    Clark Rogers
    Senior Vice President

    /s/ Craig Younggren
    Craig Younggren
    Senior Vice President

    /s/ Ken Schroeder
    Ken Schroeder
    Senior Vice President

February 27, 2012

11501 Outlook Street * Suite 300 * Overland Park, KS 66211
Toll Free (888) 979-1200 * Direct (913) 317-4100 * www.keybank.com

(page)

KeyCorp Real Estate Capital Markets, Inc.
Management's Assertion of Compliance with Regulation AB Criteria
For the period of January 1 through December 31, 2011
Attachment A



<s>                            <c>                           <c>
Commercial Mortgage Pass       CSFBCM 2003-C4                JPMC 2010-K6
Through Certificates           CSFBCM 2003-C5                JPMCC 2005-LDP4
AMRS-RM1                       CSFBCM 2004-C1                JPMCC 2011-C3
ASC 1997-D5                    CSFBCM 2004-C2                JPMCC 2011-C5
BACM 2000-2                    CSFBMSC 2004-C5               JPMCC 2011-K14
BACM 2003-2                    CSFBMSC 2004-C4               JPMCC 2011-K702
BACM 2005-3                    CSFBMSC 2005-C2               KEY 2000-C1
BACM 2005-5                    CSFBMSC 2005-C4               KEY 2007-SL1
BACM 2006-1                    CSFBMSC 2005-C6               LBCMT 2007 C3
BACM 2008-1                    CSFBMSC 2006-C1               LBCMT 98-C1
BACM 2010-K7                   CSMC 2008-C1                  LBUBS 2000-C4
BALL 2005-MIB1                 CSMSC 2006 C5                 LBUBS 2006 C7
BALL 2007 BMB1                 CSMSC 2006-C4                 LBUBS 2007 C1
BALL 2007 BMB1 SS              CSMSC 2006-TFL1               LBUBS 2007 C2
BAMLCM 2011 K704               CSMSC 2007 C2                 LBUBS 2007-C6
BAMLCM 2011-K13                CSMSC 2007 C3                 LBUBS 2007-C7
BAMLCM 2011-KAIV               CSMSC 2007 C4                 Lehman LLF 2007 C5
BOA 2001-PB1                   CSMSC 2007 C5                 Maiden Lane 2008-1
BOA 2002-2                     DLJ 1997-CF2                  MCFI 1998-MC2
BOA 2002-PB2                   DLJ 1998-CF1                  MLCFC 2006-2
BOA 2003-1                     DLJ 1998-CF2                  MLCFC 2007-5
BS 1998-C1                     DLJ 2000-CKP1                 MLCFC 2007-8
BS 1999-C1                     DLJ 98CF2                     MLCFC 2007-9
BS 2002-TOP8                   DMARC 1998-C1                 MLFT 2006-1
CBA MEZZ 2004 C1               DMARC 2009-K4                 MLMI 1999-C1
CD 2007 CD5                    DMARC 2011-K11                MLMT 2003-KEY1
CGCMT 2007-FL3                 DMARC 2011-K16                MLMT 2004 MKB1
CHASE 1997-C2                  Exmoor 2008-1                 MLMT 2004-KEY2
CHASE 1998-1                   FULBBA 1998-C2                MLMT 2005 CKI1
COMM 1999-C1                   GCCF 2004-GG1                 MLMT 2005 LC1
COMM 2000-C1                   GE 2003-C2                    MLMT 2005 MKB2
COMM 2007-C9                   GECCMC 2002-3                 MLMT 2007 C1
CS 2006 TFL2                   GECCMC 2003-C1                MLMT 2008 C1
CS 2006 TFL2 SAVA              GECMC 2007-C1                 MS 2007-XLF9
CS 2007 TFL1                   GFT 1998-C1                   MSC 1999-CAM1
CS 2007 TFL2                   GMAC 2002-C3                  MSC 2007 IQ16
CSFB 1998-C1                   GMAC 2003-C1                  MSCI 1998 WF2
CSFB 2001-CK1                  GMACC 2003-C2                 MSCI 1999 WF1
CSFB 2001-CK3                  GS 2007 GG11                  MSCI 2008 TOP29
CSFB 2001-CK6                  GSMCII 2004-IQ7               MSCI 2011-K701
CSFB 2001-CKN5                 GSMSC 2010-K8                 MSCII 2003-IQ6
CSFB 2001-FL2                  GSMSCII 2003-C1               MSCII 2004-IQ8
CSFB 2002-CKN2                 GSMSCII 2004-GG2              MSCII 2005-IQ9
CSFB 2002-CKP1                 JP Morgan 2002-C3             MSDWCI 2002-IQ2
CSFB 2002-CKS4                 JPM 2000-C9                   MSDWCI 2002-IQ3
CSFB 2002-CP3                  JPM 2007 CIBC20               NB FNMA 1995 M2
CSFB 2003-C3                   JPM 2009-IWST                 NB FNMA 1996-M5
CSFB 2003-CK2                  JPM 2010-CNTR
CSFB 2006 OMA                  JPM 2011-K10



(page)

KRECM-Management's Assertion Reg AB
Attachment A- Continued



<s>                            <c>                           <c>
Commercial Mortgage Pass       FNMA DUS CMA A_360            Blackrock Granite Prop Fun
Through Certificates cont.     FNMA MBS/DUS 1                Brascan Structured Notes
                               FNMA MBS/DUS 2                BRE/CW Portfolio LLC
NL 1999-1                      FNMA Negotiated MBS           BREF One LLC
NL 1999-2                      FNMA-Cash DUS                 Brookdale Funding Co Inc
NL 1999-SL                     FNMA-DUS PFP MBS FX           BVF-II Enclave Lender
PMAC 1999-C1                   FHLMC - 45 Day LNS            Cadim Note Inc.
PSSFC 1998 C-1                 FHLMC - Others                Capital Trust Inc
PSSFC 1999 C-2                 FHLMC - Credit Facility       Capmark Bank
PSSFC 1999 NRF-1               FHLMC Others - ARM            Carbon Capital II-B LLC
SBMS 2000-C2                   Freddie Mac CRE               Carver Federal Savings
SBMS 2002-Key2                 Freddie Mac CRE ARM           CFG Mezz Loan Acq Co
UBS CCMT 2011 C1               Ginnie Mae                    Chase Manhattan Bank
WBCMT 2006-C27                 GINNIE MAE - USDA             CIM 9901 La Cienega LP
WBCMT 2007 C30                 GNMA I                        CitiCorp North America
Wells 2003-PWR1                                              Columbia Pacific Mgmt
Wells 2003-TOP9                Fund                          Columbian Life
WFCMS 2011-K12                 HMI Fund                      Columbus Nova
WFCMS 2011K15                                                Community Central Bank
WFCMS 2011-K703                Life/Pension                  Community Federal Savings
WMCMS 2003-C1                  Colorado County               CP III Rincon Towers Inc
WMCMS 2005-C1                  Country Life                  CreXus Investment Corp
WMCMS 2006-SL1                 Country Life CTL              Cypress Real Estate Adv
WMCMS 2007-SL2                 John Hancock                  DebtX
WMCMS 2007-SL3                 PPM America                   Dekabank Deutsche Girozent
WMGMT 2001-1                   RGA RE                        Deutsche Genossenschafts
WVMT 2011-SBC2                 RGA RE US Mortality           Deutsche Hypothekenbank
                               RGA Security Life of Denve    DiamondRock Allerton Owner
Conduit                        RGA Timberlake                Dime Savings Bank
Barclays Fixed                 SA06                          DLJ Real Estate Capital
Barclays Floaters              SA45                          Domain Capital Advisors
CBA Mezz Cap                                                 Dusseldorfer Hypotheken
Citigroup WH Fixed             Small CMD                     Eastern Development
Citigroup WH Floaters          Bank of Internet USA          Emigrant Realty Finance
COLUMN LARGE WH                                              Esquire Mezzanine Finance
CSFB Interim                   Third Party                   FCP Georgian Towers, LLC
DBS WH                         116 Huntington Mezz Hold      FDIC
First Union                    280P Mezz Holdings            First Federal SB of IA
GACC WH                        Admiral Insurance Company     First Trust National Asn 2
LEHMAN WH KBC BK               Aegon                         Five Mile Capital
ORIX WH                        AFL-CIO                       Five Mile Capital DAL
ORIX WH CHICAGO                AIB Debt Management LLC       Flagstar Bank FSB
                               AIG                           Flatbush Federal Savings
CDO                            Allstate Life Ins Co          GACC-Kennedy Wilson 2010
Highland Park CDO I            American Bank                 GACC-KennedyWilson 2011
HMI I-CRE CDO 2007-1           Anchor Bank                   GACC-Spring Asset Fnd CDO
                               ARC Debt 5B LLC               GE Business Financial Serv
Agency                         Ashford Hospitality           GE Capital Corp
Fannie Mae Negotiated Sold     Baker Land Company            General Electric
FNMA - Direct Bond             Bank Leumi USA                Gerlach & CO
FNMA - DMBS                    Bank of America               Gerlach & CO
FNMA - DUS                     Bank of St. Augustine         Gerlach & CO
FNMA - DUS ARM                 Barclays Capital REF Inc      Global Industrial Leasing
FNMA - MBS                     Bayerische Landesbank         Goldman Sachs Mtg Co
FNMA - MBS A/360               Berkley Insurance             Goldome 1986-2 Trust
FNMA - Struct. Cash Facil.     Blackrock Financial Mgmt      Granite Properties Inc.



(page)

KRECM-Management's Assertion Reg AB
Attachment A- Continued



<s>                            <c>
Greenwich                      Morgan Stanley Mtge Corp
Third Party cont.              Munchener Hypothekenbank
                               Norddeutsche Landesbank
Guardian Life Insurance Co     Northeast Community Bank
Guggenheim                     ONEX Real Estate
HAL SF Portfolio LP Prime      Oxford Properties
HAL SF Portfolio LP Trophy     Pacific Life Insurance Co
Heritage Bank                  Pacifica Equity Partners
Hermes Capital, LLC            Pembrook Capital Mgmt LLC
Hermitage Management LLC       Pembrook Community Inv
Highgate Holdings, Inc.        Petra
HIMCO                          Playa Chame B.V.
Horizon Bank                   PPF Industrial Lender
Housing Development Corp       Principal Life Ins Co
Hypo                           Prinsbank
Imperial Capital Bank          Prudential Ins Co of Amer
ING Real Estate Finance        PWC Lehman
Investcorp International       Quadra Realty Inc.
IStar Asset Services           Rabun County Bank
JER US Debt Finance Co CS      Rockville Office Venture
John Hancock Mutual Life       RXR 450 Lex Mezz Holder JV
JP Morgan Chase Bank           SAAR Landesbank
JP Morgan Chase fka WAMU       Savanna Fund
JPMorgan Chase                 Shorenstein Realty Inv Nin
KBS Debt Holdings LLC          SL Green KC
KeyBank Boston Office          Sorin Master Fund, Inc
Landesbank Baden Wurttembe     Sorin Real Estate CDO IV
Landesbank Baden-Wurttem       SRI Nine Debt Holdings LLC
Landesbank Hessen              Starwood Capital Group
LaSalle Bank Nat Assoc         State Bank of Texas
LBCMT 2007 C3 NonTrust         State of Wash Investment
LBUBS 07C1 Non-Trust           Stone Tower Credit Funding
LEHMAN WH SOV BK               Swedbank
LEM Funding                    Teachers
Lennar                         The First State Bank
Lotus Watervliet Fund 3        Times Square PT Third Mezz
LRP Landesbank Rheinland       TMAC
LSREF Summer Loan Asset Tr     Trimont REA for CWCapital
LSREF Summer REO Trust 09      Trimont REA for Lehman
LSREF2 Clipper II, LLC         TS7-F Grantor Trust
LSREF2 Clipper III, LLC        U.S. Bank, N.A
LSREF2 Clipper Trust 2010      Velocity Comm Capital
LSREF2 Nova Investment         VNO T-Hotel Loan, LLC
LSREF2 Nova Investment III     Vornado Realty Trust
LSREF2 Nova Investments II     Walton Seattle Mezz Hold
LSREF2 Nova Trust 2010         Washington Holdings
Macquarie Bank Limited         Waterfall Victoria Master
McIntosh State Bank            Wells Fargo Bank
Merrill Lynch Mtge Lending     WHG Loan Investors LLC
MetLife                        WMF/Huntoon Paige
Midland for CCSFER and PC      Woodward Capital
Midland National Bank          WP Carey & Co
Midtown Acquisitions L.P.      WSF MTGL8, LLC
Monumental Life Ins Co.        Yellow Brick Real Estate
MONY Life Insurance Co         Zions First National Bank
MONY Realty Capital, Inc

